                                                                   EX-99.B(p)(6)

WELLS CAPITAL MANAGEMENT
--------------------------------------------------------------------------------

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                                .    Be ethical
                                .    Act Professionally
                                .    Improve competency
                                .    Exercise Independent Judgement

                                  Version 12.02

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Wells Capital Management Code of Ethics 12.02                                  2

                                Table of Contents

I     INTRODUCTION.............................................................3

   I.1 Code of Ethics..........................................................3
   I.2 "Advisory Representative"...............................................3
   I.3 "Beneficial Ownership"..................................................4

II    PENALTIES................................................................5

   II.1 Violations of the Code.................................................5
   II.2 Penalties..............................................................5
   II.3 Dismissal And/or Referral to Authorities...............................6

III   EMPLOYEE TRADE PROCEDURES................................................7

   III.1 Pre-clearance.........................................................7
   III.2 Trade Reports.........................................................8
   III.3 Personal Securities Transactions-fund Managers........................9
   III.4 Post-review..........................................................10
   III.5 Pre-clearance and Reporting Requirements.............................10
   III.6 Confidentiality......................................................11
   III.7 Acknowledgment of Brokerage Accounts.................................11
   III.8 Initial and Annual Holdings Report...................................11

IV    RESTRICTIONS............................................................12

   IV.1 Restricted Securities.................................................12
   IV.2 Short-term Trading Profits (60-Day Trading Rule)......................14
   IV.3 Blackout Periods......................................................14
   IV.4 Insider Trading.......................................................15
   IV.5 Independent Research..................................................15
   IV.6 Gifts and Hospitality.................................................16
   IV.7 Directorships and Other Outside Employment............................16

V     REGULATORY REQUIREMENTS.................................................17

   V.1 Investment Advisers Act of 1940 and Investment Company Act Of 1940.....17
   V.2 Regulatory Censures....................................................17

VI    ACKNOWLEDGMENT AND CERTIFICATION........................................18

VII   FREQUENTLY ASKED QUESTIONS (FAQS).......................................20

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Wells Capital Management Code of Ethics 12.02                                  3

I    Introduction
================================================================================

I.1 Code Of Ethics
                                  Wells Capital Management (Wells Capital), as a registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider Trading ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                                  In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                                  Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                                  As an employee, you must -

                                  .   Be ethical
                                  .   Act professionally
                                  .   Improve competency
                                  .   Exercise independent judgment

                                  To avoid conflict of interest, Wells Capital employees are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.

I.2 "Advisory Representative"
                                  For the purposes of this Code, Wells Capital defines "advisory representative" as any director, officer or employee, who in connection with his or her regular functions or duties -

                                  .   makes, participates in, or obtains
                                      information regarding the purchase or sale of a security for an advisory client, or
                                  . whose functions are related to the making of any recommendations with regard to such purchases or sales.

                                  Because all personnel may at some time access or obtain investment information, Wells Capital designates all employees (including independent contractors, if deemed appropriate) as "advisory representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

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Wells Capital Management Code of Ethics 12.02                                  4

I.3 "Beneficial Ownership"
                                  Personal securities transaction reports should include all accounts for which you have direct or indirect control. These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -

                                  .   accounts of immediate family members in
                                      the same household; and
                                  .   any other account, including but not
                                      limited to those of relatives and friends, over which you direct activities.

                                  Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

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Wells Capital Management Code of Ethics 12.02                                  5

II   Penalties
================================================================================

II.1 Violations of the Code
                                  The firm's Chief Compliance Officer will report violations of the Code monthy to the President. Each Advisory Representative should immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

II.2 Penalties
                                  Penalties may be imposed on an Advisory
                                  Representative as follows:

                                  .   Minor Offenses -

                                          .   First minor offense - Verbal
                                              warning;
                                          .   Second minor offense - Written
                                              notice;
                                          .   Third minor offense - $1,000.00
                                              fine to be donated to the advisory
                                              representative's charity of
                                              choice*.

                                  Minor offenses include the following: failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                  .   Substantive Offenses -

                                          .   First substantive offense -
                                              Written notice;
                                          .   Second substantive offense -
                                              $1,000 or disgorgement of profits
                                              (whichever is greater) to be
                                              donated to the advisory
                                              representative's charity of
                                              choice*;
                                          .   Third substantive offense - $5000
                                              fine or disgorgement of profits
                                              (whichever is greater) to be
                                              donated to the advisory
                                              representative's charity of
                                              choice* or termination of
                                              employment and/or referral to
                                              authorities.

                                  Substantive offenses include the following:
                                  unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading for profit (60-day rule).

                                  The number of offenses is determined by the cumulative count over a 12 month period.

                                  .   Serious Offenses -

                                      A Fund Manager trading with insider
                                      information and/or "front running" a
                                      client or fund that he/she manages is
                                      considered a "serious offense". Wells
                                      Capital will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

                                  Wells Capital may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of

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Wells Capital Management Code of Ethics 12.02                                  6

                                  that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

                                  * The fines will be made payable to the
                                  Advisory Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation check on behalf of the advisory representative.

II.3  Dismissal and/or
Referral to Authorities           Repeated violations of the Code may result in
                                  dismissal. In addition, a single flagrant violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

                                  The firm's Chief Compliance Officer will report all Code violations to the Wells Fargo Funds Boards of Trustees quarterly.

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Wells Capital Management Code of Ethics 12.02                                  7

III  Employee Trade Procedures
================================================================================

III.1 Pre-clearance
                                  . All Advisory Representatives in the firm must pre-clear personal securities transactions as specified in Section III.4.
                                  .   All pre-clearance requests must be
                                      submitted via electronic mail to WELLSCAP
                                      RISK MGT in the Global Address List. This will allow anyone in the Compliance group to pre-clear requests at all times. Responses will be sent back via electronic mail. Exceptions will be made only for telephone requests from Advisory Representatives who are out of the office on business or on vacation. It is the responsibility of the Advisory Representative to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.
                                  .   At a minimum, indicate the following
                                      information on your pre-clearance request-
                                      (a) Transaction Type: BUY or SELL
                                      (b) Security Name(include coupon rate and
                                          maturity date for fixed income
                                          securites) and Ticker or CUSIP
                                      (c) Security Type: Common Stock, Options,
                                          or Bonds
                                  . Telephone requests from beneficial account holders outside the firm will be accepted. Responses to requests will be forwarded to the Advisory Representative via electronic mail.
                                  .   Requests may be submitted from 7:00 am
                                      (Pacific) until an hour before the market closes for the day. Barring any problems with systems access (i.e., SEI, Advent/
                                      Moxy), responses will be made no more than an hour from the receipt of request.
                                  . Pre-cleared trades are valid for same day trades only. No exceptions.
                                  .   Pre-clearance does not preclude the
                                      possibility of a potential conflict
                                      appearing after the execution of an
                                      employee trade. Trades will be screened
                                      for blackout violations and other
                                      conflicts, but quarter end review of each personal trade will reveal conflicts occurring after the trade is executed.
                                  .   The use of the electronic mail system
                                      ensures that each report is date-stamped, and it is the responsibility of each Advisory Representative to ensure that the report has been received by Wells Capital Compliance.
                                  Certain personal securities transactions should be reported whether pre-cleared or not (See Section III.5 for details).

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Wells Capital Management Code of Ethics 12.02                                  8

III.2 Trade Reports
                                  .   Quarterly Trade Reports which list
                                      personal securities transactions for the quarter must be submitted by all employees no later than the 10th day after the end of each calendar quarter. This 10-day deadline is a federal requirement and includes weekends and holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.
                                  . Quarterly Trade Reports must be submitted using the Quarterly Trade Report form to Wells Capital Compliance, either via email (to Wellscap Risk Mgt) or via MAC (A0103-101). If there are no activities for the quarter, a report indicating such is still required to be submitted.
                                  . Wells Capital requires duplicate copies of trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing . Use the Request for Duplicate Confirms form to submit your request to your brokers (with a cc to Wells Capital Compliance).
                                  .   When opening or closing brokerage
                                      accounts, please notify Compliance in
                                      writing (quarterly) by using the
                                      Acknowledgment of Brokerage Accounts form.

                                  Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

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Wells Capital Management Code of Ethics 12.02                                  9

III.3 Personal Securities
Transactions-Equity Fund          Prior approval must be obtained from the
Managers                          President or Director of Portfolio Management
                                  if an equity Fund Manager requests to sell a security in his/her personal account when:

                                  .   The same security is held in an equity
                                      fund that is directly managed by the Fund
                                      Manager;

                                  .   The Fund Manager is purchasing the same
                                      security for an equity fund for which
                                      he/she is making investment decisions.

                                  Wells Capital Compliance will review
                                  pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, other conflicts/trends, and quarter-end review of any 60-day rule violations.

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Wells Capital Management Code of Ethics 12.02                                 10

III.4 Post-review
                                  Wells Capital Compliance will match any broker confirms/statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                  Employee transactions will also be screened for the following:

                                  . Same day trades: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.
                                  . 7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).
                                  . Short-term trading profits: Purchase/Sale, or vice versa, occurring within 60 days in the same security resulting in net profit. Advisory Representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
                                  .   Other potential conflicts: Certain
                                      transactions may also be deemed in
                                      conflict with the Code and will warrant
                                      additional review, depending on the facts and circumstances of the transaction.

III.5  Pre-Clearance and
Reporting Requirements            The table below indicates pre-clearance and
                                  reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

                                                                              Qtrly
                                  Security Type             Pre-Clearance   Reporting
                                  -------------             -------------   ---------
                                  Equity transactions*           Yes           Yes
                                  Fixed Inc transactions         Yes           Yes
                                  Wells Fargo stock              No            Yes
                                  Open-ended MF                  No            No
                                  Close-ended MF                 Yes           Yes
                                  Proprietary MF                 No            No
                                  Exchged traded index fd        No            No
                                  US Tsy/Agencies                No            No
                                  Short term/cash equiv.         No            No
                                  SPP/DRIPs- auto purch**        No            No

                                  * Including options.
                                  ** Sales of stocks from SPP or DRIPs: Please notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

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Wells Capital Management Code of Ethics 12.02                                 11

III.6 Confidentiality
                                  All reports of personal securities
                                  transactions, holdings and any other
                                  information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information will also be subject to review by appropriate Wells Capital personnel (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or under court order.

III.7  Acknowledgment of
Brokerage Accounts                All Advisory Representatives are required to
                                  submit a list all brokerage accounts as
                                  required by the Code at the time of hire. In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, complete the
                                  Acknowledgment of Brokerage Accounts form.

III.8  Initial and Annual
Holdings Report                   All Advisory Representatives are required to
                                  report brokerage accounts and holdings
                                  (subject to Code requirements) within 10 days of employment and annually. An Advisory
                                  Representative's broker statement will suffice in lieu of a separate initial or annual holdings report. It is the Advisory
                                  Representative's responsibility to ensure that
                                  Compliance receives duplicate copies of
                                  statements and/or confirms if those are sent directly by the brokers.

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Wells Capital Management Code of Ethics 12.02                                 12

IV   Restrictions
================================================================================

The following are Wells Capital's restrictions on personal trading:

IV.1  Restricted Securities

------------------------------   ----------------------------   ---------------------------------------------
       Security Type                       Purchase                                 Sale
------------------------------   ----------------------------   ---------------------------------------------
A.   S&P500 stocks                         Permitted            Permitted, subject to the following:
                                 Subject to one-day blackout    .    One-day blackout during execution of
                                 during execution of client          client trades (except program trades).
                                 trades (except index program        Must pre-clear.
                                 trades).  Must pre-clear.      .    For a large cap fund manager, prior
                                                                     approval is required from the President
                                                                     or Director of Portfolio Management if
                                                                     the common security is held in an equity
                                                                     fund managed by the manager.
                                                                .    For a large cap fund manager, prior
                                                                     approval is required from the President
                                                                     or Director of Portfolio Management if
                                                                     the manager is purchasing the common
                                                                     security for an equity fund managed by
                                                                     the manager.
------------------------------   ----------------------------   ---------------------------------------------
B.   Any security not included             Permitted            Permitted, subject to the following:
     in the S&P500 above and     Subject to pre-clearance       .    Pre-clearance requirements.
     not defined as "small       requirements.                  .    For a mid cap fund manager, prior
     cap" below.                                                     approval is required from the President
                                                                     or Director of Portfolio Management if
                                                                     the common security is held in an equity
                                                                     fund managed by the manager.
                                                                .    For a mid cap fund manager, prior
                                                                     approval is required from the President
                                                                     or Director of Portfolio Management if
                                                                     the manager is purchasing the common
                                                                     security for an equity fund managed by
                                                                     the manager.
------------------------------   ----------------------------   ---------------------------------------------
C.   Any restricted list                   Prohibited           Permitted
     security (and its                                          .    If security held prior to Wells Capital
     associated option)                                              employment and/or version 9.99 of the
     defined as "small cap"                                          Code, sale permitted subject to
     (capitalization as                                              pre-clearance requirements.
     defined by the holdings                                    .    For a small cap fund manager, prior
     in Wells Capital-actively                                       approval is required from the President
     managed Small Cap funds                                         or Director of Portfolio Management if
     including mutual funds,                                         the common security is held in an equit
     DIFs and Collectives.                                           fund managed by the manager.           y
     Small cap holdings in                                      .    For a small cap fund manager, prior
     Wells Capital-managed                                           approval is required from the President
     small cap index funds are                                       or Director of Portfolio Management if
     excluded from this list.                                        the manager is purchasing the common
                                                                     security for an equity fund managed by
                                                                     the manager.
------------------------------   ----------------------------   ---------------------------------------------
D.   Any security issued by a              Prohibited           Permitted, subject to the following:
     Wells Capital client                                       .    If security held prior to Wells Capital
                                                                     employment and/or version 9.99 of the
                                                                     Code, sales subject to pre-clearance
                                                                     requirements.
------------------------------   ----------------------------   ---------------------------------------------
E.   Automatic investment                  Permitted            Permitted
     programs or direct stock    .    Subject to Code of        .    Subject to Code of Ethics reporting
     purchase plans                   Ethics reporting               requirements requirements
------------------------------   ----------------------------   ---------------------------------------------
F.   Initial Public Offerings              Prohibited           Permitted, only
     (IPOs)                                                     .    If security  held prior to Wells Capital
                                                                     employment and/or version 9.99 of the
(An IPO is a corporation's                                           Code, sales subject to requirements.
first offering of a security
representing shares of the
company to the public)
------------------------------   ----------------------------   ---------------------------------------------

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
Wells Capital Management Code of Ethics 12.02                                 13

------------------------------   ----------------------------   ---------------------------------------------
G.   Private Placements                    Prohibited           Permitted, only
(A private placement is an                                      .    If security held prior to Wells Capital
offer or sale of any security                                        employment and/or version 9.99 of the
by a brokerage firm not                                              Code, sales subject to pre-clearance
involving a public offering,                                         requirements.
for example, a venture capital
deal)
------------------------------   ----------------------------   ---------------------------------------------

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Wells Capital Management Code of Ethics 12.02                                 14

IV.2 Short-Term Trading Profits
(60-Day Trading Rule)             The purchase and sale, and the short-sale and
                                  purchase, of the same security (or equivalent) within 60 calendar days and at a profit is PROHIBITED.
                                       .    This restriction applies without
                                            regard to tax lot considerations;
                                       .    Exercised options are not
                                            restricted, however, purchases and
                                            sales of options occurring within 60
                                            days resulting in profits are
                                            PROHIBITED;
                                       .    Exceptions require advance written
                                            approval from the firm's Chief
                                            Compliance Officer (or designee).

                                  Profits from any sale before the 60-day period expires may require disgorgement. Please refer to "Penalties", section II of this Code, for additional details.

IV.3 Blackout Periods
                                  For securities in the S&P 500 stocks, a
                                  one-day firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to trades of Wells Capital-managed Index funds.

                                  All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

                                  Blackout periods apply to both buy and sell transactions.

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Wells Capital Management Code of Ethics 12.02                                 15

IV.4 Insider Trading
                                  Wells Capital considers information material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

                                  Wells Capital generally defines insider
                                  trading as the buying or selling of a
                                  security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                                  Tipping of material, non-public information is PROHIBITED. An Advisory Representative cannot trade, either personally or on behalf of others, while in possession of such information.

                                  Front-running/scalping involves trading on the basis of non-public information regarding impending market transactions.

                                  .    Trading ahead of, or "front-running," a
                                       client or proprietary mutual fund order
                                       in the same security; or
                                  . Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

                                  Scalping occurs when an Advisory
                                  Representative purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5 Independent Research
                                  Wells Capital research analysts perform
                                  independent credit analysis of issuers and submit the approved issuers to the Credit Committee for approval. The approved list of securities is available for all Fund Managers for their determination of suitability on investments for accounts they manage.

                                  Compensation of the research analysts is not tied to any business or revenue generated by Wells Capital.

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Wells Capital Management Code of Ethics 12.02                                 16

IV.6 Gifts and Hospitality
                                  Wells Capital, as a policy, follows Wells
                                  Fargo Bank's policy regarding gifts and
                                  hospitality. Please refer to WFB Employee
                                  Handbook for requirements.

IV.7 Directorships and Other
Outside Employment                Wells Capital, as a policy, follows Wells
                                  Fargo Bank's policy regarding directorships and other outside employment. Please refer to WFB Employee Handbook for requirements.

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Wells Capital Management Code of Ethics 12.02                                 17

V    Regulatory Requirements
================================================================================

V.1 Investment Advisers Act of
1940 and Investment Company Act   The SEC considers it a violation of general
of 1940                           antifraud provisions of federal securities
                                  laws whenever an adviser, such as Wells
                                  Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

V.2 Regulatory Censures
                                  The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                                  .    Failure reasonably to supervise, with a
                                       view to preventing violations of the
                                       provisions of the federal securities
                                       laws, an employee or a supervised person who commits such a violation.
                                  .    However, no supervisor or manager shall
                                       be deemed to have failed reasonably to
                                       supervise any person, if
                                       (a)  there have been established
                                            procedures, and a system for
                                            applying such procedures, which
                                            would reasonably be expected to
                                            prevent and detect, insofar as
                                            practicable, any such violation by
                                            such other person and
                                       (b)  such supervisor or manager has
                                            reasonably discharged the duties and
                                            obligations incumbent upon him/her
                                            by  reason of such procedures and
                                            systems without reasonable cause to
                                            believe  that  such  procedures  and
                                            system were not being complied with.

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Wells Capital Management Code of Ethics 12.02                                 18

VI   Acknowledgment and Certification
================================================================================

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

                               .    Execute any prohibited purchases and/or
                                    sales, directly or indirectly, that are
                                    outside those permissible by the Code;

                               . Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

                               . Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

                               .    Make any untrue statement of a material
                                    fact, or omit to state a material fact
                                    necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

                               . Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

                               .    Trade on inside information;

                               . Trade ahead of or front-run any transactions for Wells Capital managed accounts;

                               .    Trade without obtaining the necessary
                                    pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:

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Signature                                               Date

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NAME (Print)

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Wells Capital Management Code of Ethics 12.02                                 19

The Acknowledgment and Certification form is due 10 days from date of receipt. Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

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Wells Capital Management Code of Ethics 12.02                                 20

VII  Frequently Asked Questions (Faqs)
================================================================================

1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

          Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer
          (poonmo@wellscap.com or 415/396-7016)

          At a minimum, indicate whether the request is for a BUY or SELL and include the name and ticker symbol of the security/securities.

          Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

2.   What is the submission deadline for Quarterly Trade Report?

          Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement. Advisory Representatives can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

3. Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

          This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an Advisory Representative opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Advisory Representative's trade confirms and account statements.

4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

          Wells Cap as investment adviser is required to obtain personal securities transaction information from Advisory Representatives. In order to ensure compliance with the law, our policy requires Advisory Representatives to complete the quarterly reports in case that Wells Capital have not received your brokers' statement or confirmations timely. The Advisory Representative does not need to complete a quarterly trade report if: 1) Advisory Representative provides a website printout of transaction history from the broker or 2) Advisory Representative confirms with Compliance every quarter that we have your broker statements within 10 days after quarter end.

5.   Why are small cap issues restricted from Advisory Representative purchases?

          Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of Wells Capital's Code of Ethics, restricted "small cap" issues are those that are held by Wells Capital-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by Wells Capital Advisory Representatives until such time that the funds are out of

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Wells Capital Management Code of Ethics 12.02                                 21

          the same positions. This restriction covers new purchases only. If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

          All other small capitalization issues that are not owned by these managed small cap funds can be purchased by Advisory Representatives subject to pre-clearance and reporting requirements.

6.   What is the 60-day rule and is it a regulatory requirement?

          The 60-day rule prohibits Advisory Representatives from profiting from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

          This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.

7.   What is the pre-clearance policy on option transactions?

          Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. Advisory Representatives have no control over when the options are exercised), pre-clearance is not required. However, if the Advisory Representative chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.

8. What types of trust accounts does an Advisory Representative need to report and pre-clear?

          All Advisory Representatives must report and pre-clear securities for the following types of trust accounts:

          A. A trust account for which the Advisory Representative is a trustee, or beneficiary and has both investment control and a pecuniary interest;

          B. A trust account for which the Advisory Representative is a trustee that has investment control and at least one beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

          C. A trust account for which the Advisory Representative is a trustee that receives a performance-related fee from the trust;

          D. A trust account for which the Advisory Representative is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

          Note: Advisory Representatives do not need to report the following:

          (1) A trust account for which the Advisory Representative is a trustee that has investment control but neither the trustee nor the trustee's immediate family member (whether they live with the trustee or not) has any pecuniary interest;

          (2) A trust account for which the Advisory Representative is a beneficiary or a settlor that does not exercise or share investment control (including a blind trust).

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Wells Capital Management Code of Ethics 12.02                                 22

9. If an Advisory Representative has a financial planner or consultant who has investment control over his/her accounts, does he/she need to report such accounts and pre-clear?

          Yes, because the Advisory Representative can directly or indirectly influence or control the buying or selling of securities in such accounts. In cases where the financial planner or consultant is sending a pre-clearance request on behalf of the Advisory Representative, it is the Advisory Representative's responsibility to ensure that:

          A. The financial planner or consultant is fully aware of Wells Capital's pre-clearance policy.

          B. Pre-clearance approval is received from Compliance prior to the financial planner or consultant executing the trade.

          The only exception is when the Advisory Representative is participating in a wrap program in which the Advisory Representative has absolutely no control over the investment decision made by the financial planner or consultant.